Exhibit 21.1

SOLECTRON CORPORATION SUBSIDIARIES

Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Solectron Australia Pty. Ltd.	Australia
Solectron Global Services Australia Pty. Limited [formerly Polestar Land Pty. Limited]	Australia
Solectron Technology Pty. Limited	Australia
Solectron Telecommunications Pty. Limited	Australia
Smart Modular Technologies (FSC), Inc.	Barbados
Solectron Brasil Ltda.	Brazil
Solectron Commercial Industrial, Servico e Exportada Ltda.	Brazil
Solectron da Amozonia Ltda.	Brazil
Solectron do Brazil Holdings Ltda.	Brazil
Solectron (HK) Technology Ltd [formerly NatSteel Electronics (HK) Ltd.]	BVI
NatSteel Electronics International Ltd.	BVI
Apex Data, Inc.	California
Fine Pitch (Morgan Hill) Corporation [formerly NatSteel Electronics (USA) Manufacturing, Inc.]	California
Fine Pitch Technology, Inc.	California
NatSteel Electronics, Inc.	California
RISQ Modular Systems, Inc.	California
Smart Modular Technologies, Inc.	California
Smart Modular Technologies (CA), Inc.	California
Smart Modular Technologies (P.R.), Inc.	California
Smart Modular Technologies (Systems), Inc.	California
Solectron California Corporation	California
Solectron Global Services, Inc.	California
Solectron Technology, Inc.	California
Solectron Washington, Inc.	California
Solectron Canada Limited Partnership	Canada
Solectron Global Services Canada, Inc.	Canada
Solectron Nova Scotia ULC	Canada
Smart Modular Technologies (Intl.), Inc.	Cayman Island
Smart Modular Technologies (Puerto Rico), Inc.	Cayman Islands
Solectron Cayman (Asia) Holding Ltd.	Cayman Islands
Solectron Cayman (Asia) Ltd.	Cayman Islands
Solectron Cayman Ltd.	Cayman Islands
Solectron Ireland	Cayman Islands
Solectron Ireland Holdings	Cayman Islands
PCI-SLR Technology (Guangzhou) Co., Limited [formerly PCI-NEL Technology Co. Ltd.]	China
Solectron (Shanghai) Technology Co. Ltd. [formerly NatSteel Electronics (Shanghai) Co., Ltd]	China
Solectron (Shenzhen) Technology, Co. Ltd. [formerly NatSteel Electronics (Shenzhen) Co., Ltd.]	China
Solectron (Suzhou) Technology Co., Ltd.	China
Force Computers, Inc.	Delaware
Lionhead Acquisition LLC	Delaware
NEL (US) Holdings, Inc.	Delaware
Solectron Acquisition Company, LLC	Delaware
Solectron Corporation	Delaware
Solectron Federal Systems, Inc.	Delaware
Solectron Holdings, Ltd.	Delaware
Solectron International Distribution, Inc.	Delaware
Solectron Investment Company LLC	Delaware
Solectron Oregon Corporation [formerly NEL Americas, Inc]	Delaware
Solectron Puerto Rico, Inc.	Delaware
Solectron Texas, Inc.	Delaware
US Robotics Corporation	Delaware
Force Computers France SARL	France
Solectron France Holdings SASU	France
Solectron France SAS	France
Solectron Georgia Corporation	Georgia
Force Computers GmbH	Germany
Smart Modular Technologies (Deutschland) GmbH	Germany
Solectron GmbH	Germany
Solectron Grundbesitz GmbH	Germany
Force Computers Hong Kong Ltd.	Hong Kong
NatSteel Electronics (HK) Holding Limited	Hong Kong
PCI-SLR Technology (China) Limited [formerly PCI-NEL Technology Limited]	Hong Kong
Solectron Hungary Electronics Co., Ltd. [formerly NatSteel Electronics Hungary Manufacturing Limited Liability]	Hungary
Smart Modular Technologies (India) Private Limited	India
PT Solectron Technology Indonesia [formerly P.T. NatSteel Electronics Indonesia]	Indonesia
Solectron Israel Ltd.	Israel
Force Computers Japan KK	Japan
Smart Modular Technologies, Japan	Japan
Solectron Japan, Inc.	Japan
Solectron Luxembourg SaRL	Luxembourg
Smart Modular Technologies Sdn. Bhd.	Malaysia
Solectron Malaysia Sdn Bhd [formerly NatSteel Electronics (M) Sdn Bhd]	Malaysia
Solectron Technology Sdn. Bhd.	Malaysia
Americom Information and Communications, Inc.	Maryland
Americom Wireless Services, Inc.	Maryland
Solectron Mauritius Holdings Limited	Mauritius
Solectron Mauritius Limited	Mauritius
NatSteel Electronics S.A. de C.V.	Mexico
Solectron de Mexico S.A. de C.V.	Mexico
Smart Modular Technologies (Netherlands) BV	Netherlands
Solectron Romania SRL
Bluegum Holdings Pte Limited	Singapore
Bluegum Holdings (Singapore) Pte. Limited	Singapore
NP Online Pte. Ltd.	Singapore
Solectron Singapore Pte. Ltd.	Singapore
Solectron Technology Singapore Pte. Ltd. [formerly NatSteel Electronics Ltd.]	Singapore
Solectron South Carolina Corporation	South Carolina
Force Computers Sweden AB	Sweden
Solectron Sweden AB	Sweden
Thai Integrated Electronics Co., Ltd.	Thailand
Solectron Elektronik Uretim ve Pazarlama Danayi ve Ticaret AS (a.k.a. Solectron Turkey)	Turkey
Force Computers UK Ltd.	UK
Smart Modular Technologies (Europe) Limited	UK
Smart Modular Technologies (UK) Ltd.	UK
Solectron Scotland Limited	UK
Solectron Taiwan Co., Ltd.	Taiwan
PCI-SLR Technology Co. Ltd.	Guangzhou, China (Outside Free Trade Zone)
PCI-SLR International Trading (Shanghai) Co., Ltd.	Shanghai, China (Outside Free Trade Zone)
Solectron Singapore Holdings Pte Ltd	Singapore
Shinei USA, Inc.	Oregon
Patria Design, Inc.	California